CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-2 of Wildermuth Endowment Strategy Fund (“the Fund”) and to the use of our report dated February 29, 2016 on the financial statements and financial highlights of the Fund. Such financial statements and financial highlights appear in the December 31, 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

March 14, 2016